Exhibit 16.1

PricewaterhouseCoopers LLP
Suite 1600
Ten Almaden Blvd.
San Jose CA 95113
Telephone (408) 817 3700
Facsimile (408) 817 5050
www.pwc.com

June 29, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by PlanetOut Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated June 24, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,